Exhibit 99.B.a.(vi)

HARTFORD HLS SERIES FUND II, INC.

ARTICLES SUPPLEMENTARY

HARTFORD HLS SERIES FUND II, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors (“Board of Directors”) of the Corporation by Section 2-208 of the Maryland General Corporation Law and the charter (“Charter”) of the Corporation, the Board of Directors reclassified shares of the series of Common Stock, par value $.001 per share (the “Common Stock”) of the Corporation, set forth below, as shares of Common Stock without further classification or designation:

Series and Class reclassified as Common Stock without further classification or designation	Number of Shares

Hartford American Leaders HLS Fund	100,000,000

Hartford Blue Chip Stock HLS Fund

Class IA	500,000,000
Class IB	200,000,000

Hartford Blue Chip Stock HLS Fund II	100,000,000

Hartford Capital Opportunities HLS Fund

Class 1A	500,000,000
Class 1B	200,000,000

Hartford Global Equity HLS Fund	100,000,000

Hartford International Stock HLS Fund

Class IA	500,000,000
Class IB	200,000,000

Hartford International Stock HLS Fund II	100,000,000

Hartford Investors Growth HLS Fund	100,000,000

Hartford LargeCap Growth HLS Fund

Class 1A	500,000,000
Class 1B	200,000,000

Hartford Multisector Bond HLS Fund

Class 1A	500,000,000
Class 1B	200,000,000

Hartford Value Opportunities HLS Fund

Class 1A	500,000,000
Class 1B	200,000,000

SECOND:  Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock is 8,200,000,000, of which 4,700,000,000 are shares of Common Stock without further classification or designation and 3,500,000,000 are shares of Common Stock which the Corporation hereby confirms are classified and designated as follows:

Series and Class	Number of Shares

Hartford Growth Opportunities HLS Fund

Class IA	500,000,000
Class IB	200,000,000

Hartford SmallCap Growth HLS Fund

Class IA	500,000,000
Class IB	200,000,000

Hartford Small/MidCap Equity HLS Fund

Class IA	500,000,000
Class IB	200,000,000

Hartford SmallCap Value HLS Fund

Class IA	500,000,000
Class IB	200,000,000

Hartford U.S. Government Securities HLS Fund

Class IA	500,000,000
Class IB	200,000,000

THIRD:  The authorized but unissued shares of Common Stock described in Article FIRST above have been reclassified by the Board of Directors under the authority contained in the Charter.

FOURTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.  These Articles Supplementary confirm the classification and designation of shares of Common Stock and do not increase the total number of authorized shares of stock of the Corporation.

FIFTH:  The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of the 9th day of July, 2010.

ATTEST:		HARTFORD HLS SERIES FUND II, INC.

By:		By:

/s/Catherine E. Marshall		/s/Edward P. Macdonald
Name:	Catherine E. Marshall	Name:	Edward P. Macdonald
Title:	Assistant Secretary	Title:	Vice President